FOR RMA U.S. Government Portfolio(a series of PaineWebber RMA Money Fund Inc.)


For filing period ended December 31, 1995       Exhibit 77Q(1)
File number 811-3503

The Combined Proxy Statement and Prospectus (the "Proxy Statement") included in the Registrant's Registration Statement on Form N-14 filed with the Securities and Exchange Commission through EDGAR on September 12, 1995, (Accession No. : 0000950112-95-002365), is incorporated herein by reference in response to this Sub-Item.